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                                                                   EXHIBIT 23.02





                         Consent of Independent Auditors



The Board of Directors
Edify Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 dated July 22, 1997, of Edify Corporation of our report dated January 27, 1997, relating to the balance sheets of Edify Corporation as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996, annual report on Form 10-K of Edify Corporation.


                                       KPMG PEAT MARWICK LLP




Palo Alto, California
July 22, 1997